Exhibit 4.2

EXECUTION VERSION

INTERMUNE, INC.

as Issuer

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

Second Supplemental Indenture

Dated as of January 22, 2013

to

Indenture dated as of September 19, 2011

2.50% Convertible Senior Notes due 2017

TABLE OF CONTENTS

		PAGE
ARTICLE 1
CERTAIN DEFINITIONS AND PROVISIONS OF GENERAL APPLICATION

Section 1.01 .	Definitions	2
Section 1.02 .	Conflicts With Base Indenture	11
Section 1.03 .	Section References	11

ARTICLE 2
THE NOTES

Section 2.01 .	Designation and Terms of Notes	11
Section 2.02 .	Denominations	12
Section 2.03 .	Form and Dating	12
Section 2.04 .	Conversion Agent	13
Section 2.05 .	[reserved]	14
Section 2.06 .	Ranking	14
Section 2.07 .	Further Issues; Repurchases	14

ARTICLE 3
PARTICULAR COVENANTS OF THE COMPANY

Section 3.01 .	Payment of Principal and Interest	14
Section 3.02 .	[reserved]	15
Section 3.03 .	[reserved]	15
Section 3.04 .	Provisions as to Paying Agent	15
Section 3.05 .	[reserved]	17
Section 3.06 .	SEC Filings and Reports	17
Section 3.07 .	[reserved]	17
Section 3.08 .	Additional Interest	17

ARTICLE 4
REPURCHASE AT OPTION OF THE HOLDER

Section 4.01 .	Repurchase at the Option of the Holder Upon a Fundamental Change	18

i

ii

Section 7.03 .	Collection of Indebtedness and Suits for Enforcement by Trustee	54
Section 7.04 .	Trustee May File Proofs of Claim	55
Section 7.05 .	Trustee May Enforce Claims Without Possession of Notes	56
Section 7.06 .	Application of Money Collected	56
Section 7.07 .	Limitation on Suits	56
Section 7.08 .	Unconditional Right of Holders to Receive Principal and Interest and to Convert	57
Section 7.09 .	Restoration of Rights and Remedies	57
Section 7.10 .	Rights and Remedies Cumulative	58
Section 7.11 .	Delay or Omission Not Waiver	58
Section 7.12 .	Control by Holders	58
Section 7.13 .	Waiver of Past Defaults and Rescission	59
Section 7.14 .	Undertaking for Costs	60
Section 7.15 .	[reserved]	60
Section 7.16 .	Notice of Default	60
Section 7.17 .	Interest on Overdue Payments	60

ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01 .	Company May Consolidate, Etc., Only on Certain Terms	60
Section 8.02 .	Successor Substituted	61

ARTICLE 9
SATISFACTION AND DISCHARGE

Section 9.01 .	Satisfaction and Discharge of Indenture	62

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01.	Supplemental Indentures	63
Section 10.02.	Supplemental Indentures Without Consent of Holders	63
Section 10.03.	Supplemental Indentures with Consent of Holders	64
Section 10.04.	Notices of Supplemental Indentures	65

ARTICLE 11
MISCELLANEOUS

Section 11.01.	Governing Law	66
Section 11.02.	Calculations in Respect of Notes	66
Section 11.03.	No Representations or Warranties by the Trustee	66
Signatures
Schedule A
Exhibit A

iii

SECOND SUPPLEMENTAL INDENTURE, dated as of January 22, 2013 (the “Supplemental Indenture”), to the Indenture dated as of September 19, 2011 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by this Supplemental Indenture, the “Indenture”), by and among INTERMUNE, INC., a Delaware corporation (the “Company”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of debt securities (the “Securities”) to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 2.1 of the Base Indenture provides for the Company to establish Securities of any series pursuant to a supplemental indenture, and Section 9.1(e) of the Base Indenture provides for the Company and the Trustee to enter into any such supplemental indenture to provide for the issuance and establish the form or terms of Securities of such series as permitted by Section 2.1 of the Indenture without the consent of any Holders;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its “2.50% Convertible Senior Notes due 2017” (the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid and legally binding instrument in accordance with its terms and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

CERTAIN DEFINITIONS AND PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture.

As used herein, the following terms have the specified meanings:

“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders that may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing.

“Additional Interest” has the meaning specified in Section 7.02(a).

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Initial Notes) issued under this Supplemental Indenture.

“Additional Shares” has the meaning specified in Section 5.08(a).

“Applicable Procedures” with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

“Averaging Period” has the meaning specified in Section 5.05(e)

“Bid Solicitation Agent” means the Company or an independent nationally recognized investment banking firm as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 5.01(b)(ii). The Company will initially act as Bid Solicitation Agent.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Settlement” has the meaning set forth in Section 5.03(a)(i).

“Close of Business” means 5:00 p.m. New York City time.

“Combination Settlement” has the meaning specified in Section 5.03(a)(i).

“Common Equity” of any corporation means the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such corporation.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company as they exist on the date of this Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the Common Equity of such surviving corporation or its direct or indirect parent corporation.

“Conversion Agent” has the meaning specified in Section 2.04.

“Conversion Date” has the meaning specified in Section 5.02(b).

“Conversion Notice” has the meaning specified in Section 5.02(a)(i).

“Conversion Obligation” has the meaning specified in Section 5.01(a)

“Conversion Price” means at any time the amount equal to $1,000 divided by the then applicable Conversion Rate.

“Conversion Rate” means initially 77.7001 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment set forth herein.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Daily Conversion Value” means, for any of the 30 consecutive Trading Days during the Observation Period, one-thirtieth (1/30th) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP on such Trading Day.

“Daily Settlement Amount” means, for any of the 30 consecutive Trading Days during an Observation Period, an amount consisting of:

(a) cash equal to the lesser of (i) the Daily Specified Dollar Amount and (ii) the Daily Conversion Value for such Trading Day; and

(b) if the Daily Conversion Value exceeds the Daily Specified Dollar Amount, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Specified Dollar Amount, divided by (ii) the Daily VWAP for such Trading Day.

“Daily Specified Dollar Amount” means the quotient of the Specified Dollar Amount divided by 30.

“Daily VWAP” means, for any Trading Day, the per-share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ITMN.Q <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session’s trading hours.

“Depositary” has the meaning specified in Section 2.03(b).

“DTC” means The Depository Trust Company, a New York corporation, or any successor Depositary.

“Effective Date” means the date on which a Make-Whole Fundamental Change occurs or becomes effective.

“Event of Default” has the meaning specified in Section 7.01.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive distribution in question.

“Expiration Date” has the meaning specified in Section 5.05(e).

“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued of any of the following occurs:

(1) any “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries and its and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing, or the Company otherwise becomes aware, that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(2) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Company’s Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (2);

(3) the Company’s stockholders approve any plan or proposal for its liquidation or dissolution; or

(4) the Common Stock (or other common stock or common equity interests underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clauses (1) or (2) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by holders of the Common Stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock or common equity interests listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market or (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, pursuant to this Indenture.

“Fundamental Change Expiration Time” has the meaning specified in Section 4.01(c).

“Fundamental Change Repurchase Date” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Price” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 4.01(b).

“Global Note” means a Note that is a Global Security.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” means each June 15 and December 15 of each year, beginning June 15, 2013.

“Last Reported Sale Price” of the Common Stock on any date means the closing per-share sale price (or if no closing per-share sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions on principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, the “Last Reported Sale Price” of the Common Stock will be the last quoted bid price per share of the Common Stock in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or another similar organization selected by the Company. If the Common Stock is not so quoted, the “Last Reported Sale Price” of the Common Stock will be the average of the midpoint of the last bid and ask prices for shares of the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, which may include one or more of the Underwriters.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions or exclusions under the definition of Fundamental Change, but without regard to the proviso in clause (2) under the definition of Fundamental Change.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day. However, for the purposes of determining amounts due upon conversion, “Market Disruption Event” means (a) a failure by the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Measurement Period” has the meaning specified in Section 5.01(b)(ii).

“Merger Event” has the meaning specified in Section 5.06.

“Note” and “Notes” have the meaning specified in the Recitals and include the Initial Notes and any Additional Notes. The Initial Notes and Additional Notes shall be treated as a single class for all purposes under this Indenture. The term “Note” in this Indenture shall refer to each $1,000 principal amount of Notes.

“Notice of Redemption” has the meaning specified in Section 6.04.

“Observation Period” means, with respect to any Note, the 30 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the related Conversion Date; provided that,

(a) for any Note having a Conversion Date occurring during the period beginning on, and including, October 26, 2017 (which is the 35th Scheduled Trading Day preceding the Stated Maturity), and ending at the Close of Business on the second Scheduled Trading Day immediately prior to the Maturity Date, the “Observation Period” means the 30 consecutive Trading Days beginning on, and including, the 32nd Scheduled Trading Day prior to the Stated Maturity or, if such day is not a Trading Day, the immediately following Trading Day; and

(b) for any Note having a Conversion Date occurring on or after the date the Company has delivered a Notice of Redemption as described in Article 6, the “Observation Period” means the 30 consecutive Trading Days beginning on, and including, the 32nd Scheduled Trading Day prior to the Redemption Date or, if such day is not a Trading Day, the immediately following Trading Day.

“Open of Business” means 9:00 a.m. New York City time.

“Physical Settlement” has the meaning specified in Section 5.03(a)(i).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” means, with respect to any Notes, the date specified for redemption of such Notes in accordance with the terms of the Notes and Article 6.

“Redemption Price” has the meaning specified in Section 6.02(b).

“Reference Property” has the meaning specified in Section 5.06.

“Regular Record Date” has the meaning specified in Section 3.01(b).

“Reporting Event of Default” has the meaning specified in Section 7.02(a).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Note, or any successor thereto.

“Settlement Amount” has the meaning specified in Section 5.03(a)(iii).

“Settlement Election” has the meaning specified in Section 5.03(a)(i).

“Settlement Election Notice” has the meaning specified in Section 5.03(a)(ii).

“Settlement Method” means, with respect to any conversion of the Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected by the Company.

“Significant Subsidiaries” means a subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act; provided that, in the case of a subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such subsidiary shall not be deemed to be a Significant Subsidiary unless the subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $35,000,000.

“Specified Dollar Amount” means an amount of cash per $1,000 principal amount of converted Notes equal to $1,000; provided that in the event of the delivery of any Settlement Election Notice specifying a different Specified Dollar Amount pursuant to Section 5.03(a)(i), during the period during which such Settlement Election Notice is effective, the Specified Dollar Amount shall be as specified in such Settlement Election Notice.

“Spin-Off” has the meaning specified in Section 5.05(c).

“Stated Maturity”, with respect to the Notes, means December 15, 2017.

“Stock Price” has the meaning specified in Section 5.08(b).

“Stockholder Approval” means approval from the requisite stockholders of the Company at an annual or special meeting of the Company’s stockholders after the date hereof (or any adjournment thereof) to increase the Company’s total authorized shares by at least an amount necessary to reserve enough shares of Common Stock to satisfy the Conversion Obligation entirely in shares of Common Stock for all of the Notes authenticated and delivered under this Supplemental Indenture (as increased pursuant to Section 2.07).

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs on a U.S. national securities exchange or market and (ii) there is no Market Disruption Event. If the Common Stock is not so traded, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Last Reported Sale Price of the Common Stock on such Trading Day. Any such determination will be conclusive absent manifest error.

“Underwriters” means Goldman, Sachs & Co. and J.P. Morgan Securities LLC.

“Valuation Period” has the meaning specified in Section 5.05(c).

Section 1.02. Conflicts With Base Indenture. If any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture shall control.

Section 1.03. Section References. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Supplemental Indenture unless otherwise specified.

ARTICLE 2

THE NOTES

Section 2.01. Designation and Terms of Notes. There is hereby created and designated a series of Securities under the Base Indenture: the title of the Notes shall be “2.50% Convertible Senior Notes Due 2017.” The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

The aggregate principal amount of the Notes that initially may be authenticated and delivered under this Supplemental Indenture (the “Initial Notes”) shall be limited to $120,750,000, subject to increase as set forth in Section 2.07.

The Notes shall mature on December 15, 2017.

Principal and interest (including Additional Interest, if any) on Global Notes shall be payable in the manner set forth in Section 3.01.

The Notes shall be convertible as provided in Article 5.

Section 2.02. Denominations. The Notes shall be issuable only in book-entry form without coupons and only in denominations of $1,000 and any integral multiple thereof.

Section 2.03. Form and Dating. (a) The Notes and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication.

(b) Global Notes.

(i) All of the Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided. A Global Note may be transferred, in whole or in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Beneficial interest in a Global Note may be held directly through the Depositary if such Holder is a participant in the Depositary, or directly through organizations that are participants in the Depositary. Transfers between participants shall be effected in the ordinary way in accordance with Applicable Procedures and shall be settled in clearing house funds. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(ii) Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Notes.

Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with Applicable Procedures and shall be made on the records of the Trustee and the Depositary.

(c) Certificated Notes. Notwithstanding anything to the contrary in Section 2.14.2 of the Base Indenture, beneficial interests in a Global Note may be exchanged for certificated Notes:

(i) If (x) the Depositary for such Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (y) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Note shall be so exchangeable;

(ii) If an Event of Default has occurred and is continuing; or

(iii) If the holder of such beneficial interest and the Company agree to such exchange.

Section 2.04. Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for conversion (the “Conversion Agent”). The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of the Conversion Agent. If at any time the Company shall fail to maintain the Conversion Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Notes.

Section 2.05. [reserved].

Section 2.06. Ranking. The obligations of the Company arising under or in connection with this Indenture and every outstanding Note issued under this Indenture from time to time constitute and shall constitute a general unsecured senior obligation of the Company, ranking equally with existing and future senior unsecured indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

Section 2.07. Further Issues; Repurchases. The Company may, without the consent of the Holders, issue Additional Notes in an unlimited aggregate principal amount under the Indenture with the same terms as the Initial Notes; provided, that if the Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Additional Notes will have a separate CUSIP number. Any such Additional Notes will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Initial Notes. In addition, without prior notice to Holders, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.

ARTICLE 3

PARTICULAR COVENANTS OF THE COMPANY

Subject to Section 1.02 hereof, the provisions of Article IV of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, shall apply to the Notes.

Section 3.01. Payment of Principal and Interest. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest (including Additional Interest, if any), on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

(a) The Notes will bear interest at a rate of 2.50% per year. Interest on the Notes will accrue from and including the date of issuance, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on each Interest Payment Date beginning June 15, 2013. Pursuant to Section 7.02 of this Indenture, in certain circumstances, the Holders of Notes shall be entitled to receive Additional Interest.

(b) Interest (including Additional Interest, if any) will be paid to the person in whose name a Note is registered at the Close of Business on June 1 or December 1, as the case may be (the “Regular Record Date”), immediately preceding the relevant Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

(c) Method of Payment. The Company will pay the principal of certificated Notes at the office or agency designated by the Company. The Company has initially designated a Corporate Trust Office of the Trustee as its Paying Agent and Registrar as a place where Notes may be presented for payment for or registration of transfer. The Company will pay any interest on any certificated Note to the Holder of such Note (i) if such Holder holds $2,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Notes, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company shall pay the principal of, and interest on Global Notes in immediately available funds to the Depositary.

Section 3.02. [reserved].

Section 3.03. [reserved].

Section 3.04. Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.04 that such Paying Agent will:

(i) comply with the duties applicable to a paying agent under the TIA; and

(ii) during the continuance of any Default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

This paragraph replaces Section 4.1 of the Base Indenture with respect to the Notes in its entirety. The Company shall, on or before each due date of the principal of (excluding any Redemption Price or Fundamental Change Repurchase Price with respect to), or interest (including Additional Interest, if any) on, the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest (including Additional Interest, if any) so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest (including Additional Interest, if any) on the Notes when the same shall become due and payable.

(c) Anything in this Section 3.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 3.04, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to Section 8.5 of the Base Indenture.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 3.05. [reserved].

Section 3.06. SEC Filings and Reports. This Section 3.06 replaces Section 4.2 of the Base Indenture with respect to the Notes in its entirety. The Company covenants that any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed by the Company with the Trustee within 15 calendar days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by the Company pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 3.06. If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee and the Holders with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such annual and quarterly reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 3.07. [reserved].

Section 3.08. Additional Interest. If at any time Additional Interest becomes payable by the Company pursuant to Section 7.02, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE 4

REPURCHASE AT OPTION OF THE HOLDER

Section 4.01. Repurchase at the Option of the Holder Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, the Holders shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days and not more than 35 Business Days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date for an Interest Payment Date and on or prior to the corresponding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the Close of Business on such Regular Record Date (the “Fundamental Change Repurchase Price”). Any Notes repurchased by the Company will be paid for in cash.

Repurchases of Notes under this Section 4.01 shall be made, at the option of the Holder thereof, upon:

(i) if the Notes are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note or, if the Notes are Global Notes, a notice that complies with the Applicable Procedures, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law; and

(ii) delivery or book-entry transfer of the Notes (together with all necessary endorsements) to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law, at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 4.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Any purchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder in accordance with Section 4.01(d).

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 4.01.

Any certificated Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such certificated Note without service charge, a new certificated Note or new certificated Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the certificated Note so surrendered.

(b) After the occurrence of a Fundamental Change, but on or before the 15th day following such occurrence, the Company shall provide to all Holders and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the resulting repurchase right, if any, at the option of the Holders arising as a result thereof.

Each Fundamental Change Repurchase Right Notice shall specify:

(i) the events causing the Fundamental Change and whether such Fundamental Change also constitutes a Make-Whole Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise its repurchase rights under Section 4.01, if applicable;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) that the Notes are eligible to be converted, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix) that the Holder has the right to withdraw any Notes tendered for repurchase prior to the Close of Business on second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date; and

(x) the procedures the Holder must follow to require the Company to purchase its Notes under Section 4.01, if applicable.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.01.

(c) A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Right Notice at any time prior to the Close of Business on the second scheduled Trading Day prior to the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), specifying:

(i) the principal amount of the withdrawn Notes;

(ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures.

(d) On or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes properly surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 4.01), or (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 4.01 in accordance with the provisions in Section 3.01(c). The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e) Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Fundamental Change Repurchase Date, as applicable, falls between a Regular Record Date and the Interest Payment Date to which it relates, if the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, then (i) such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes, whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent, and (ii) all other rights of the Holders of such Notes shall terminate other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest, if any, upon delivery or book-entry transfer of the Notes.

(f) No Notes may be repurchased at the option of Holders on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Fundamental Change Repurchase Price with respect to such Notes).

(g) In connection with any repurchase offer upon the occurrence of a Fundamental Change, the Company shall, if required:

(i) comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

(ii) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes,

in each case, so as to permit the rights and obligations under this Article 4 to be exercised in the time and in the manner specified in this Indenture.

(h) Notwithstanding anything to the contrary in this Article 4, the Company will not be required to make an offer to repurchase the Notes upon a

Fundamental Change if a third party makes such an offer to repurchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Article 4 applicable to an offer to repurchase made by the Company and such third party purchases all Notes properly tendered and not validly withdrawn under such offer.

ARTICLE 5

CONVERSION OF NOTES

Section 5.01. Right to Convert.

Section 5.02. (a) Subject to and upon compliance with the procedures for conversion set forth in this Article 5, a Holder shall have the right, at such Holder’s option, to convert the principal amount of its Notes, or any portion of such principal amount which is $1,000 or a multiple thereof, into the Settlement Amount determined in accordance with Section 5.03(a) hereof (the “Conversion Obligation”), (x) prior to the Close of Business on the Business Day immediately preceding September 15, 2017, only upon satisfaction of one or more of the conditions described in Section 5.01(b) hereof, and (y) on or after September 15, 2017, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Stated Maturity

(b)(i) Prior to the Close of Business on the Business Day immediately preceding September 15, 2017, a Holder may surrender its Notes for conversion during any fiscal quarter commencing after June 30, 2013 (and only during such fiscal quarter) if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on each applicable Trading Day.

(ii) Prior to the Close of Business on the Business Day immediately preceding September 15, 2017, a Holder may surrender its Notes for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”), in which the Trading Price per $1,000 principal amount of the Notes, as determined following a written request by a Holder in accordance with the procedures set forth in this Section 5.01(b)(ii), for each Trading Day of the Measurement Period was less than 98% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Last Reported Sale Price of the Common Stock on such Trading Day. The Company shall provide written notice to the Bid Solicitation Agent (if other than the

Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to solicit secondary market bid quotations for the Notes unless the Company has requested it to do so; and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, to determine the Trading Price of the Notes) unless a Holder of a Note provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of (x) the Conversion Rate in effect on the next Trading Day and (y) the Last Reported Sale Price of the Common Stock on such Trading Day. At such time, the Company shall, or shall instruct the Bid Solicitation Agent to (if other than the Company) determine the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes for a Trading Day is greater than or equal to 98% of the product of (x) the Conversion Rate in effect on such Trading Day and (y) the Last Reported Sale Price of the Common Stock on such Trading Day. Notwithstanding the definition of “Trading Price,” if (A) the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, or the Bid Solicitation Agent fails to solicit bids when required, (B) the Company is acting as Bid Solicitation Agent and fails to obtain bids when so required or (C) the Trading Price is otherwise not determined as required, the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the product of (x) the Conversion Rate and (y) the Last Reported Sale Price of the Common Stock for each Trading Day on which the Company or the Bid Solicitation Agent fails to do so, as the case may be. Whenever the condition to conversion set forth in this Section 5.01(b)(ii) has been met, but was not met on the immediately preceding Trading Day, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the condition to conversion set forth in this Section 5.01(b)(ii) has been met, the condition to conversion set forth in this Section 5.01(b)(ii) ceases to be met, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing.

(iii) If the Company calls the Notes for redemption prior to the Close of Business on the Business Day immediately preceding September 15, 2017 pursuant to Article 6 hereof, a Holder may surrender for conversion all or a portion of its Notes for conversion at any time prior to the Close of Business on the second Scheduled Trading Day prior to the Redemption Date, even if the Notes are not otherwise convertible at such time, after which time the Holder’s right to convert the Notes called for redemption will expire (unless the Company defaults in the payment of the Redemption Price, in which case a Holder of the Notes may convert such Notes until the Redemption Price has been paid or duly provided for).

(iv) If the Company elects to (x) issue to all or substantially all holders of the Common Stock rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance; or (y) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per-share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then the Company must deliver notice of such issuance or distribution, and of the Ex-Dividend Date for such issuance or distribution, to the Holders at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has delivered such notice, Holders may surrender their Notes for conversion at any time during the period beginning on the 35th Scheduled Trading Day immediately prior to the Ex-Dividend Date for such issuance or distribution and ending on the earlier of (x) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution or (y) its announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time; provided, however, that Holders may not convert any of their Notes pursuant to this Section 5.01(b)(iv) if Holders participate, solely as a result of holding the Notes, and at the same time and upon the same terms as holders of the Common Stock, in any such distribution without having to convert their Notes.

(v) If (1) a Make-Whole Fundamental Change occurs or (2) the Company is a party to (a) a consolidation, merger or binding share exchange, pursuant to which the Common Stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company, the Notes may be surrendered for conversion at any time from or after effective date of such transaction until the Close of Business, (1) if such transaction or event is a Fundamental Change, on the Business Day immediately preceding the Fundamental Change Purchase Date, and (2) otherwise, on the 35th Business Day immediately following the effective date for such transaction or event. The Company will notify the Trustee and Holders of any such transaction no later than five Business Days following the effective date of such transaction.

Section 5.02. Conversion Procedures. The following procedures shall apply to the conversion of Notes:

(a) In respect of Notes held in certificated form, a Holder must (i) complete and manually sign the conversion notice attached to the Note (the “Conversion Notice”), or facsimile of such Conversion Notice; (ii) deliver such Conversion Notice, which is irrevocable, and the Note to the Conversion Agent at the office maintained by the Conversion Agent for such purpose; (iii) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent or stock transfer agent; (iv) if required pursuant to Section 5.09 below, pay all transfer or similar taxes; and (v) if required pursuant to Section 5.03(c) below, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled.

(b) In respect of a beneficial interest in a Global Note, a Beneficial Owner must comply with DTC’s procedures for converting a beneficial interest in a Global Note and, if required pursuant to Section 5.03(c), pay funds equal to interest payable on the next Interest Payment Date to which such Beneficial Owner is not entitled, and if required, taxes or duties, if any.

The date a Holder satisfies the foregoing requirements is the “Conversion Date” hereunder.

If the Company has called any Notes for redemption pursuant to Article 6, Holders may surrender any Notes so called for conversion at the applicable Conversion Rate at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Redemption Date, unless the Company fails to pay the Redemption Price (in which case a Holder may convert its Notes so called until the Redemption Price has been paid or duly provided for).

No Conversion Notice with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 4.01. A Holder’s right to convert its Notes that are subject to such Fundamental Change Repurchase Notice will terminate at the Close of Business on the second Scheduled Trading Day immediately preceding the relevant Fundamental Change Repurchase Date.

Upon surrender of a certificated Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new certificated Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that, other than as set forth under Section 5.05 hereof, the Person in whose name any shares of Common Stock shall be issuable upon conversion will become a stockholder of record as of the Close of Business on the Conversion Date (in the case of Physical Settlement) or the last Trading Day of the applicable Observation Period (in the case of Combination Settlement).

Section 5.03. Settlement Upon Conversion.

(a) Settlement. (i) Subject to this Section 5.03 and Sections 5.06 and 5.08 hereof, upon conversion of any Note, the Company may make an election with respect to the Settlement Method (a “Settlement Election”) and the Specified Dollar Amount, if applicable, it chooses to deliver to Holders in full satisfaction of its Conversion Obligation in respect of each $1,000 principal amount of Notes being converted: cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 5.03(b) (“Physical Settlement”), or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 5.03(b) (“Combination Settlement”).

(ii) Settlement Election. All conversions occurring (x) on or after September 15, 2017 or (y) after the issuance by the Company of a Notice of Redemption and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the related Redemption Date shall be settled using the same Settlement Method. Except for any conversions occurring on or after September 15, 2017 and any conversions that occur after the Company’s issuance of a Notice of Redemption, but prior to the Close of Business on the second Scheduled Trading Day preceding the related Redemption Date, the Company will use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

If the Company elects a Settlement Method, the Company shall inform Holders so converting, through the Trustee, of the Settlement Method it has selected (the “Settlement Election Notice”), no later than the Close of Business on the Trading Day immediately following the related Conversion Date (or in the case of any conversion occurring (i) after the date of issuance of a Notice of Redemption and prior to the second Scheduled Trading Day preceding the related Redemption Date, in such Notice of Redemption, or (ii) on or after September 26, 2017, no later than October 26, 2017 (which is the 35th Scheduled Trading Day preceding the Maturity Date)). After the Company has received the Stockholder Approval, if the Company does not timely elect a Settlement Method, the Company will no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligations, and the Specified Dollar Amount of the Notes shall be deemed equal to $1,000, and if the Company elects Combination Settlement but does not timely notify the converting Holders of the Specified Dollar Amount, such Specified Dollar Amount shall be deemed to be $1,000. Before the Company has received the Stockholder Approval, if the Company does not timely elect a Settlement Method or if the Company elects Combination Settlement but the Company does not timely notify the converting Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, the Company will instead be deemed to have elected Cash Settlement.

(iii) Settlement Amount. The cash, shares of Common Stock or combination of cash and shares of Common Stock deliverable in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects Physical Settlement, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to the product of (1) the aggregate principal amount of Notes to be converted, divided by $1,000 and (2) the applicable Conversion Rate;

(B) if the Company elects Cash Settlement, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 30 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects Combination Settlement, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, an amount of cash and shares of Common Stock equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive Trading Days during the applicable Observation Period.

(iv) Delivery Obligation. The Company shall pay or deliver, as the case may be, the consideration due in respect of its Conversion Obligation (1) no later than the third Business Day immediately following the applicable Conversion Date, if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement; provided that for all such conversions occurring on or after the 35th Scheduled Trading Day immediately preceding the Maturity Date, the Company will deliver the Conversion Obligations in respect of such conversion on the Maturity Date; and (2) except to the extent otherwise provided pursuant to Section 5.08 hereof, no later than the third Business Day immediately following the last Trading Day of the applicable Observation Period, if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement or Combination Settlement. In either case, delivery on such third Business Day shall be deemed timely and shall not result in any Default hereunder even if such Business Day occurs after the Maturity Date or Redemption Date.

(b) Fractional Shares. Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Note. Instead, if any Settlement Amount includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash (i) in the case Physical Settlement applies to the Conversion Obligation, based on the Daily VWAP of the Common Stock on the relevant Conversion Date, or if such Conversion Date is not a Trading Day, the immediately preceding Trading Day or (ii) in the case Cash Settlement or Combination Settlement applies to the Conversion Obligation, based on the Daily VWAP on the last Trading Day of the relevant Observation Period (subject to Section 5.03(d)).

(c) Payment of Interest Upon Conversion.

(i) Upon conversion, Holders shall not receive any additional cash payment or shares of Common Stock for accrued and unpaid interest (including Additional Interest, if any), except as described in Section 5.03(c)(ii). Upon conversion, the Company’s delivery of cash, shares of Common Stock or a combination of cash and shares of Common Stock into which a Note is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest (including Additional Interest), if any, on, such Note to, but excluding, the Conversion Date rather than cause such obligation to be cancelled, extinguished or forfeited.

(ii) Notwithstanding Section 5.03(c)(i), if any Notes are converted after the Close of Business on a Regular Record Date, Holders of record of such Notes at the Close of Business on such Regular Record Date will receive interest (including Additional Interest, if any) payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest (including Additional Interest, if any) payable on such Interest Payment Date for the Notes so converted; provided that no such payment need be made:

(A) if the Company has specified a Redemption Date that is after a Regular Record Date and prior to the second Scheduled Trading Day following the corresponding Interest Payment Date;

(B) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day following the corresponding Interest Payment Date;

(C) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes; or

(D) in respect of any conversions that occur after the Regular Record Date immediately preceding the Stated Maturity.

(d) Conversion of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for conversion on a single Conversion Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for conversion one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for conversion by such Holder on such Conversion Date

(e) Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.

Section 5.04. [reserved].

Section 5.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted as described below, except that the Company will not make any adjustment to the Conversion Rate if Holders participate (other than in the case of a share split or share combination), solely as a result of holding the Notes, and at the same time and upon the same terms as holders of Common Stock participate, in any of the transactions described below without having to convert their Notes, as if such Holders had held a number of shares of Common Stock equal to the applicable Conversion Rate in effect immediately prior to the adjustment thereof in respect of such transaction, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex- Dividend Date or effective date, as the case may be; and

OS1	=	the number of the shares of Common Stock that will be outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made to the Conversion Rate under this Section 5.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution or immediately after the Open of Business on the effective date of such share split or combination, as the case may be. If any dividend or distribution of the type described in this Section 5.05(a) is declared but is not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than (i) as a result of a share combination or (ii) with respect to the Company’s right to readjust the Conversion Rate).

(b) If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 45 days after the Record Date for such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate will be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.

Any increase in the Conversion Rate made pursuant to this Section 5.05(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be immediately decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be immediately decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate).

For purposes of this clause (b), in determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities to all or substantially all holders of Common Stock, excluding:

(i) distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 5.05(a) or (b) above;

(ii) distributions paid exclusively in cash and as to which an adjustment was effected pursuant to Section 5.05(d) below; and

(iii) Spin-Offs as to which the provisions set forth below in this Section 5.05(c) shall apply;

then the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value as determined by the Board of Directors of the shares of Capital Stock, evidences of indebtedness, assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any increase in the Conversion Rate made under the portion of this clause (3) above will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be immediately decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate). Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive upon conversion, in respect of each

$1,000 principal amount of Notes held by such Holder, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment made in the Conversion Rate pursuant to this Section 5.05(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, where such Capital Stock or similar equity interest is listed or quoted on a United States national securities exchange (or will be so listed or quoted when issued) (the foregoing being referred to as a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

    where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price set forth above as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Any adjustment to the Conversion Rate as a result of a Spin-Off under the preceding paragraph shall be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off; provided that , if one or more Trading Days of the Observation Period for a Note occurs on or after the Ex-Dividend Date for a Spin-Off, but on or prior to the first Trading Day of the Valuation Period for a Spin-Off, such Observation Period will be suspended from, and including, the first such Trading Day to, and including, the first Trading Day of the Valuation Period for such Spin-Off and resume immediately after the first Trading Day of the Valuation Period for such Spin-Off and the reference in the above definition of “FMV0” to “10” shall be deemed replaced with a reference to one (1); provided, further, that if the first Trading Day of the Observation Period with respect to any Note surrendered for conversion occurs after the first Trading Day of the Valuation Period for a Spin-Off, but during the Valuation Period, the reference in the above definition of “FMV0” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, but excluding, such first Trading Day of the Observation Period.

(d) If the Company pays any cash dividends or distributions to all or substantially all holders of Common Stock, the Conversion Rate will be increased based on the following formula:

    where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Any increase in the Conversion Rate made under this clause (d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate).

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive upon conversion, for each $1,000 principal amount of Notes held by such Holder, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution.

(e) If the Company or any Subsidiary of the Company makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Company’s Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

    where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (before giving effect to such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the “Averaging Period”).

Any increase in the Conversion Rate made pursuant to this clause (e) shall be determined as of the Close of Business on the tenth consecutive Trading Day next succeeding the Expiration Date but will be given effect as of the Close of Business on the Expiration Date.

If the first Trading Day of the Observation Period for a Note occurs after the first Trading Day of the Averaging Period for a tender or exchange offer, but before the last Trading Day of the Averaging Period for such tender or exchange offer, the reference in the above definition of “SP´” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first day of the Averaging Period for such tender or exchange offer to, but excluding, the first Trading Day of such Observation Period. If one or more Trading Days of the Observation Period for such Note occurs on or after the Expiration Date for a tender or exchange offer, but on or prior to the first Trading Day in the Averaging Period for such tender or exchange offer, such Observation Period will be suspended on the first such Trading Day and will resume immediately after the first Trading Day of the Averaging Period for such tender or exchange offer and the reference in the above definition of “SP´” to “10” shall be deemed replaced with one (1).

For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than with respect to the Company’s right to readjust the Conversion Rate).

(f) Notwithstanding the foregoing, if a Holder converts a Note and any Conversion Rate described in Section 5.05(a), (b), (c), (d) or (e) above has become effective on or prior to the applicable Conversion Date in the case of a Physical Settlement and the last day of the applicable Observation Period in the case of a Combination Settlement, but the Holder will be entitled (but for this Section 5.05(f)) to participate in the event giving rise to such adjustment on account of the shares it receives upon conversion of such Note, then, notwithstanding anything to the contrary herein, the Company will calculate its Conversion Obligation to such Holder as if such Conversion Rate adjustment had not been required under this Indenture (and treat such Holder as entitled to participate in such event on account of the shares it receives upon conversion of such Note).

(g) To the extent that the Company has a stockholder rights plan in effect upon conversion of the Notes into Common Stock, Holders will receive, in addition to any Common Stock, the rights under the stockholder rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders its Common stock, shares of its Capital Stock, evidences of indebtedness or assets as described in clause Section 5.05(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h) Except as described herein, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. Without limiting the foregoing, the Conversion Rate will not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (ii) and outstanding as of the date the Notes were first issued;

(iv) upon the issuance of any shares of Common Stock for cash or as consideration in a merger, purchase or similar transaction;

(v) for a change in the par value of Common Stock;

(vi) upon any repurchase of shares of Common Stock in the open market or in privately negotiated transactions by the Company (including by way of accelerated share repurchase or other derivatives), in each case other than in transactions described under clause Section 5.05(e) above; or

(vii) for accrued and unpaid interest.

(i) In addition to those adjustments required by Sections 5.05(a) through (e) above, and to the extent permitted by law and subject to the listing standards of The NASDAQ Global Selected Market, the Company may from time to time increase the Conversion Rate by any amount for a period of at least 20 days, if the Board of Directors determines (which determination shall be conclusive) that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall deliver to Holders a notice of the increased Conversion Rate and the period during which it will be in effect at least 15 days prior to the date the increased Conversion Rate takes effect, in accordance with applicable law. In addition, subject to the listing standards of The NASDAQ Global Select Market, the Company may also, but is not required to, increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares of Common Stock or rights to acquire shares of Common Stock or similar event.

(j) [reserved].

(k) Adjustments to the applicable Conversion Rate shall be calculated to the nearest one ten-thousandth (1/10,000th) of a share. The Company will not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the applicable Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) annually, on the anniversary of the first date of issue of the Notes and (ii) solely with respect to the Note to be converted, upon conversion of any Note and on each day during the applicable Observation Period.

Section 5.06. Recapitalizations, Reclassifications and Changes of Shares of Common Stock. In the event of:

(a) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a share split or combination);

(b) a consolidation, merger or combination involving the Company; or

(c) a sale or conveyance to another person of all or substantially all of the Company’s assets,

in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of the Merger Event, the Company shall execute with the Trustee a supplemental indenture permitted under Article 10 providing that the right to convert each $1,000 principal amount of Notes will be changed into a right to convert such Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the applicable Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive upon such Merger Event (the “Reference Property”). However, at and after the effective time of the Merger Event, (i) the Company will continue to have the right to determine the form of consideration to be paid and delivered, as the case may be upon conversion of the Notes under Section 5.03 and (ii)(x) any amount payable in cash upon conversion of the Notes as set forth under Section 5.03 will continue to be payable in cash, (y) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes as set forth under Section 5.03 will instead be deliverable in the amount and type of Reference Property that a Holder of that number of shares of Common Stock would have received in such transaction and (z) the Daily VWAP will be calculated by the Company based on the value of the amount and kind of Reference Property that a holder of one share of Common Stock would have received in such Merger Event.

If such Merger Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of Reference Property received by the holders of the Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such an election, the types and amount of consideration actually received by such holders. If such Merger Event also constitutes a Fundamental Change, a Holder may require the Company to repurchase all or a portion of its Notes to the extent provided in Section 4.01. The Company shall notify Holders and the Trustee of the weighted average as soon as practicable after such determination is made.

The above provisions of this Section shall similarly apply to successive Merger Events.

Section 5.07. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate Last Reported Sale Prices, the Daily VWAPs, or any function thereof over a span of multiple days (including any Observation Period and any period used to determine the “Stock Price” for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs, at any time during the period during which such prices are to be calculated. Such adjustments will be effective as of the Ex-Dividend Date, effective date or Expiration Date, as the case may be, of the event causing the adjustment to the Conversion Rate.

Section 5.08. Adjustment to Shares Delivered Upon Conversion Upon Make-Whole Fundamental Changes

(a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Stated Maturity and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Conversion Notice with respect to such Notes is received by the Conversion Agent during the period from, and including, the Effective Date up to, and including, the Close of Business on the second scheduled Trading Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 30th Scheduled Trading Day immediately following the Effective Date).

Upon surrender of Notes for conversion in connection with a Fundamental Change, the Company will, at its option, satisfy its Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement pursuant to Section 5.03. Notwithstanding anything to the contrary herein, if the consideration paid for the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is comprised entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount per $1,000 principal amount of converted Notes equal to the applicable Conversion Rate (including any adjustment as described in this Section 5.08), multiplied by such Stock Price. In such event, the Conversion Obligation will be determined and paid to Holders in cash on the third Business Day following the Conversion Date. Otherwise, the Company will settle any conversion of Notes following the Effective Date of a Make-Whole Fundamental Change as described under Section 5.03. The Company will notify Holders of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(b) The number of Additional Shares by which the Conversion Rate will be increased in the event of a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the Effective Date and the price (the “Stock Price”) paid per share of Common Stock in the Make-Whole Fundamental Change. If the holders of Common Stock receive only cash in the Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Effective Date.

(c) The Stock Prices set forth in the first row (i.e., the column headers) of the table in Schedule A hereto shall be adjusted as of any date on which the

Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 5.05.

(d) The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) If the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year.

(ii) If the Stock Price is greater than $25.00 per share (subject to adjustment in the same manner as the Stock Prices as set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Conversion Rate.

(iii) If the Stock Price is less than $9.90 per share (subject to adjustment in the same manner as the Stock Prices as set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 101.0101 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 5.05.

(e) If a Holder of Notes elects to convert its Notes prior to the Effective Date of any Fundamental Change, such Holder shall not be entitled to an increased Conversion Rate in connection with such conversion.

Section 5.09. Taxes on Shares Issued. Any issue of Common Stock share certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such Common Stock share certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.10. Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, sufficient Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim.

Section 5.11. Responsibility of Trustee.The Trustee has no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what it should be. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 5. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine whether a supplemental indenture needs to be entered into or the correctness of any provisions contained in any supplemental indenture entered into and may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. For the avoidance of doubt, neither the Trustee nor the Conversion Agent shall be responsible for making any calculations under this Article 5 nor for monitoring the price of the Common Stock.

Section 5.12. [reserved].

Section 5.13. Stockholder Rights Plan.Each share of Common Stock issued upon conversion of Notes, if any, pursuant to this Article 5 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the shares of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any subsequent stockholder rights agreement adopted by the Company, as any such agreement may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all Holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 5.05(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a Holder to receive upon conversion, in addition to shares of Common Stock, the rights described therein with respect to such Common Stock (unless such rights or warrants have separated from the Common Stock) shall not constitute a distribution of rights or warrants that would entitle the Holder to an adjustment to the Conversion Rate.

Section 5.14. Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article 5 shall be conclusive if made in good faith, absent manifest error.

ARTICLE 6

REDEMPTION

Section 6.01. Optional Redemption.

(a) Pursuant to Section 3.1 of the Base Indenture, the Notes are redeemable on the terms and subject to the conditions set forth in this Article 6.

(b) Sections 3.2, 3.3, 3.4, 3.5 and 3.6 of the Base Indenture shall not apply to the Notes. No sinking fund is provided for the Notes and therefore, Article XI of the Base Indenture shall not apply to the Notes.

Section 6.02. Right to Redeem; Notices to Trustee.

(a) On or after June 20, 2015, the Company may redeem any or all of the Notes, except Notes that it is required to repurchase pursuant to Section 4.01, in cash at the Redemption Price; provided that the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending within ten Trading Days immediately prior to the date of the Notice of Redemption exceeds 130% of the applicable Conversion Price in effect on each such Trading Day.

(b) The redemption price (the “Redemption Price”) shall be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest (including Additional Interest), if any, to, but excluding, the Redemption Date. Any Notes so redeemed will be paid for in cash.

Section 6.03. Selection of Notes to be Redeemed. If less than all the outstanding Notes are to be redeemed, then (a) in the case of one or more certificated Notes, the Trustee shall select such Notes to be redeemed by lot or by any other method the Trustee considers reasonable, fair and appropriate and (ii) in the case of one or more Global Notes, such Notes or any portion thereof that are to be redeemed shall be selected by DTC in accordance with the Applicable Procedures. The Trustee shall make the selection within seven days from its receipt of the Notice of Redemption from outstanding Notes not previously called for redemption.

Notes and portions of Notes the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000, by lot. Provisions of this Indenture that apply to Notes called for redemption in whole also apply to Notes called for redemption in part. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

If any Notes selected for partial redemption are converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed to be of the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 6.04. Notice of Redemption. The Company shall mail a notice of redemption (“Notice of Redemption”) not more than 60 calendar days but not less than 35 Scheduled Trading Days prior to the Redemption Date, to the Trustee, the Paying Agent and each Holder of Notes to be redeemed to the addresses set forth in the register of the Registrar.

The notice shall specify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the Applicable Conversion Rate and approximate Conversion Price;

(d) the name and address of the Paying Agent and Conversion Agent;

(e) that the right to convert the Notes called for redemption will expire on the Close of Business on the second Scheduled Trading Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price (in which case a Holder may convert its Notes so called until the Redemption Price has been paid or duly provided for);

(f) that Holders who want to convert Notes must satisfy the requirements set forth therein and in this Indenture;

(g) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(h) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers (if such Notes are not Global Notes) and principal amounts of the particular Notes to be redeemed;

(i) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date; and

(j) the CUSIP number of the Notes.

At the Company’s written request, the Trustee shall give the Notice of Redemption to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense, provided, however, that the Company has delivered to the Trustee, at least 5 days (unless a shorter time should be acceptable to the

Trustee) prior to the notice date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice.

Section 6.05. Effect of Notice of Redemption. Once a Notice of Redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Redemption except for Notes that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the Notice of Redemption.

Section 6.06. Deposit of Redemption Price. On or prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the aggregate Redemption Price of all the Notes or portions thereof which are to be redeemed as of the Redemption Date.

If the Paying Agent holds money sufficient to pay the Redemption Price with respect to the Notes to be redeemed on the Redemption Date in accordance with the terms of this Indenture, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price upon delivery of such Notes.

Section 6.07. Notes Redeemed in Part. Any certificated Notes which is to be redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such certificated Note, without service charge, a new certificated Note or new certificated Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the certificated Notes so surrendered that is not redeemed, subject to Section 6.09.

Section 6.08. Payment of Interest Upon Redemption. If Notes are redeemed on a date that is after a Regular Record Date for an Interest Payment Date and prior to the corresponding Interest Payment Date, the Company will not pay accrued interest to the Holder of Notes being redeemed, and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on such Regular Record Date.

Section 6.09. Transfer and Exchange Upon Redemption. In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the Open of Business 15 days before any selection for redemption of Notes and ending at the Close of Business on the earliest date on which the relevant Notice of Redemption is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

Section 6.10. Effect of Acceleration. No Notes may be redeemed if the principal amount of the Notes has been accelerated pursuant to Article 7, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Redemption Price with respect to such Notes).

ARTICLE 7

REMEDIES

Section 7.01. Events of Default.

(a) The provisions of this Article 7 shall, with respect to the Notes, supersede in its entirety Article VI of the Base Indenture.

(b) “Event of Default”, wherever used herein, means any one of the following events:

(i) default in the payment of any interest (including Additional Interest) on any Note when it becomes due and payable and such default continues for a period of 30 days; or

(ii) default in the payment of the principal of any Note when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise; or

(iii) default in the Company’s obligation to convert the Notes into cash, Common Stock or a combination of cash and Common Stock, as applicable, in accordance with Article 5 upon exercise of a Holder’s conversion right, and such failure continues for three Business Days; or

(iv) failure by the Company to comply with its obligations under Article 8; or

(v) failure by the Company to issue a Fundamental Change Repurchase Right Notice in accordance with Section 4.01; or

(vi) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture; or

(vii) default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or there may be secured or evidenced, any debt for money borrowed in excess of $35,000,000 in the aggregate of the Company and/or such Subsidiary, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable, and such debt has not been discharged in full or such declaration rescinded or annulled within 60 days or (ii) from a failure to pay the principal of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such defaulted payment shall not have been made, waived or extended within 60 days; or

(viii) a final judgment for the payment of $35,000,000 or more (excluding any amounts covered by insurance) rendered against the Company or any of its Subsidiaries, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(ix) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(x) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

Section 7.02. Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare 100% of the principal and accrued and unpaid interest on all Notes to be due and payable immediately. Upon such a declaration, such principal and accrued and unpaid interest shall become due and payable immediately. However, upon an Event of Default arising out of Section 7.01(b)(ix) or Section 7.01(b)(x) (except, in either case, with respect to any Significant Subsidiary) the aggregate principal amount and accrued and unpaid interest shall be due and payable immediately without notice from the Trustee or Holders.

Notwithstanding the foregoing, at the election of the Company, the sole remedy with respect to an Event of Default for the failure by the Company to comply with its obligations as set forth in Section 3.06 (any such Event of Default, a “Reporting Event of Default”) shall, for the first 360 days after the occurrence of such Reporting Event of Default consist exclusively of the right to receive additional interest (the “Additional Interest”) on the Notes at an annual rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the 180-day period on which such Reporting Event of Default is continuing beginning on, and including, the date on which such Reporting Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period on which such Reporting Event of Default is continuing beginning on, and including, the 181st day on which such Reporting Event of Default is continuing. If the Company so elects, the Additional Interest shall be payable as provided in Section 3.08. On the 361st day after such Reporting Event of Default (if the Reporting Event of Default is not cured or waived prior to such 361st day), the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately. The provisions described in this paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest following a Reporting Event of Default in accordance with this paragraph or the Company elected to make such payment but does not pay such Additional Interest when due, the Notes shall be immediately subject to acceleration as provided above. In no event shall Additional Interest payable pursuant to the foregoing election accrue at a rate per year in excess of the applicable rate specified in this paragraph, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to this paragraph. With regard to any Reporting Event of Default, no Additional Interest shall accrue after such Reporting Event of Default has been cured.

(b) If the Company elects to pay the Additional Interest as the sole remedy during the first 360 days after the occurrence of a Reporting Event of Default, the Company shall notify in writing the Holders, the Trustee and the Paying Agent of such election prior to the beginning of such 360-day period. Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided in the first paragraph of Section 7.02(a) above.

Section 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of any Note when due and payable at the Stated Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.04. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the TIA in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 of the Base Indenture.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.05. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 7.06. Application of Money Collected.

Subject to Article 5, any money or property money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.7 of the Base Indenture;

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

THIRD: The balance, if any, to the Company.

Section 7.07. Limitation on Suits.

Subject to Section 7.08, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to pursue the remedy;

(c) such Holders have offered to the Trustee security and/or indemnity satisfactory to it against the loss, liability or expense to be incurred in compliance with such request;

(d) the Trustee has not complied with such request for 60 days after its receipt of such notice and offer of security and/or indemnity; and

(e) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, inconsistent with such written request within such 60-day period;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 7.08. Unconditional Right of Holders to Receive Principal and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (including Additional Interest) on such Note when due and to convert such Note in accordance with Article 5 and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 7.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued

or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 7.12. Control by Holders.

The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture and shall not be unduly prejudicial to the rights of any other Holder or result in personal liability to the Trustee, and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture;

and provided, further that, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against any loss, liability or expense.

Section 7.13. Waiver of Past Defaults and Rescission.

The Holders of a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes:

(a) waive any existing Default or Event of Default hereunder and its consequences, except a Default:

(i) in the payment of the principal of or accrued and unpaid interest (including Additional Interest, if any) on any Note that remains uncured, or

(ii) in respect of the failure to deliver amounts due upon conversion of a Note in accordance with Section 5.01 hereunder, and

(b) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 7 provided, rescind and annul any such declaration of acceleration with respect to the Notes and its consequences, if:

(i) such rescission will not conflict with any judgment or decree of a court of competent jurisdiction, and

(ii) all existing Events of Default, other than nonpayment of the principal of or accrued and unpaid interest (including Additional Interest, if any) on any Note or a failure to deliver amounts due upon conversion of a Note in accordance with Section 5.01 hereunder, have been cured or waived.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the TIA; provided, that neither this Section nor the TIA shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, to any suit by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the outstanding Notes or in any suit for the enforcement of the right to convert any Note in accordance with Article 12 or for the enforcement of the payment of the principal of or interest on any Note on or after the maturity of such Note, including the Stated Maturity expressed in such Note.

Section 7.15. [reserved].

Section 7.16. Notice of Default.

The provisions of this Section 7.16 shall, with respect to the Notes, supersede in its entirety the second paragraph of Section 4.3 of the Base Indenture.

The Company shall deliver to the Trustee, within 30 days after the occurrence of any events that constitute a Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default, the status of such events and what action the Company is taking or proposes to take with respect thereof.

Section 7.17. Interest on Overdue Payments.

Payments of any Fundamental Change Repurchase Price, Redemption Price, principal and interest (including Additional Interest) that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01. Company May Consolidate, Etc., Only on Certain Terms.

This Section 8.01 shall, with respect to the Notes, supersede in its entirety Section 5.1 of the Base Indenture.

The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another Person, unless:

(i) the resulting, surviving or transferee Person, if other than the Company, is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person, if not the Company, shall expressly assume, by supplemental indenture hereto, executed and delivered to the Trustee, all obligations of the Company under the Notes and this Indenture;

(ii) immediately after giving effect to such transaction, no Default has occurred and is continuing; and

(iii) the Company, or the successor Person if other than the Company, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02. Successor Substituted.

This Section 8.02 shall, with respect to the Notes, supersede in its entirety Section 5.2 of the Base Indenture.

Upon any transaction referred to in Section 8.01 in accordance therewith, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Notes.

ARTICLE 9

SATISFACTION AND DISCHARGE

Section 9.01 . Satisfaction and Discharge of Indenture.

(a) Subject to Section 1.02 hereof, the provisions of Article VIII of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, shall apply to the Notes.

(b) Sections 8.1, 8.3 and 8.4 of the Base Indenture shall not apply to the Notes.

(c) When (i) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, cash or the Holders, as applicable, cash, shares of Common Stock, or cash and shares of Common Stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay at the Stated Maturity, upon conversion, upon any Redemption Date or Fundamental Change Date or upon redemption of all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest (including Additional Interest, if any) due or to become due to such Stated Maturity, Redemption Date of Fundamental Change Purchase Date, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (A) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (B) rights hereunder of Holders to receive payments of principal of and interest (including Additional Interest, if any) on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (C) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the reasonable cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7 of the Base Indenture, and if money shall have been deposited with the Trustee pursuant to this Section 9.01(c), the provisions of Section 2.4, 2.7, 2.8, 8.2 and 8.5 of the Base Indenture shall survive.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures . Subject to Section 1.02 hereof, the provisions of Article IX of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, shall apply to the Notes.

Any Notes held by the Company or any of its Affiliates shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the Holders of the requisite aggregate principal amount of the outstanding Notes have consented to a modification, amendment or waiver of the terms of the Indenture.

Section 10.02. Supplemental Indentures Without Consent of Holders.

This Section 10.02 shall, with respect to the Notes, supersede Section 9.1 of the Base Indenture in its entirety. Without the consent of any Holder, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee and the Company, for any of the following purposes:

(a) to cure any ambiguity, omission , defect or omission or inconsistency; including to eliminate any conflict with the terms of the TIA;

(b) to provide for the assumption of the Company’s obligations under this Indenture by a successor pursuant to Article 8;

(c) to provide any security for or add guarantees with respect to the Notes;

(d) to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(e) to provide for conversion of the Notes in accordance with the terms of this Indenture;

(f) to make any other change that does not adversely affect the rights of any Holder of outstanding Notes (other than any Holder that consents to such change);

(g) to comply with any requirement of the SEC in connection with any qualification of this Indenture under the TIA;

(h) to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Company’s preliminary prospectus supplement dated September 13, 2011 relating to the offering of the Notes as supplemented by the Company’s second free writing prospectus dated September 13, 2011 relating thereto;

(i) to provide for a successor Trustee; or

(j) to comply with the Applicable Procedures of the Depositary;

Section 10.03. Supplemental Indentures with Consent of Holders.

This Section 10.03 shall, with respect to the Notes, supersede Sections 9.2 and 9.3 of the Base Indenture in their entirety. With the consent of the Holders of not less than a majority in principal amount of the outstanding Notes, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, of modifying in any manner the rights of the Holders under this Indenture or waiving any past Default or compliance with any provisions of this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby,

(a) reduce the amount of the Notes the Holders of which must consent to a supplement to this Indenture;

(b) reduce the rate, or extend the stated time for payment, of interest on any Note;

(c) reduce the principal, or extend the Stated Maturity, of any Note;

(d) make any change that adversely affects the conversion rights of any Note;

(e) reduce any Fundamental Change Repurchase Price or Redemption Price of any Note or amend or modify in any manner adverse to the Holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) change the place or currency of payment of principal or interest in respect of any Note;

(g) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(h) adversely affect the ranking of the Notes as the Company’s senior unsecured indebtedness; or

(i) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions if such change adversely affects the rights of the Holders of the Notes.

It shall not be necessary for any Act or consent of Holders under this Section 10.03 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 10.04. Notices of Supplemental Indentures. After a supplement under this Article 10 becomes effective, the Company will send to the Holders a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Governing Law.

This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 11.02. Calculations in Respect of Notes.

Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for hereunder and under the Notes or in connection with a conversion. These calculations include, but are not limited to, determinations of the Last Reported Sales Price, accrued interest payable on the Notes, the Daily VWAP, the Daily Settlement Amount and the Conversion Rate on the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on the Holders. The Company shall provide a schedule of the Company’s calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of such Holder.

Section 11.03. No Representations or Warranties by the Trustee.

The Trustee makes no representations or warranties with respect to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

INTERMUNE, INC.

By:	/s/ John C. Hodgman
	Name:	John C. Hodgman
	Title:	SVP & CFO

[Signature Page to the Second Supplemental Indenture - Trustee Signature Follows]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Melonee Young
	Name:	Melonee Young
	Title:	Vice President

[Signature Page to the Second Supplemental Indenture]

Schedule A

Make-Whole Table

The following table sets forth the hypothetical Stock Prices and the number of Additional Shares to be received by which the Conversion Rate will be increased per $1,000 principal amount of the Notes in the event of a Make Whole Fundamental Change:

	Stock Price
Effective Date	$ 9.90	$ 10.50	$ 11.00	$ 11.50	$ 12.00	$ 12.87	$ 14.00	$ 15.00	$ 16.00	$ 18.00	$ 20.00	$ 22.50	$ 25.00
January 22, 2013	23.3100	21.6768	19.3379	17.3429	15.4351	12.7205	10.0002	8.2227	6.6262	4.4831	3.0066	1.7756	0.9871
December 15, 2013	23.3100	20.6638	18.2240	16.1321	14.2381	11.7188	8.9437	6.9939	5.4953	3.5481	2.2408	1.1756	0.5827
December 15, 2014	23.3100	19.3109	16.5372	14.5565	12.2315	9.3049	6.6049	4.7829	3.4780	1.9313	0.9256	0.3684	0.0789
December 15, 2015	23.3100	19.4226	16.6031	14.1653	11.5880	8.3100	4.9087	2.4619	0.5725	0.0000	0.0000	0.0000	0.0000
December 15, 2016	23.3100	20.0774	17.0416	14.3695	11.9389	8.6215	5.1486	2.6907	1.1351	0.0000	0.0000	0.0000	0.0000
December 15, 2017	23.3100	17.5380	13.2090	9.2564	5.6333	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Exhibit A

[FORM OF FACE OF NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[1]	This legend is to be included only if the Note is a Global Note.

InterMune, Inc.

2.50% Convertible Senior Notes due 2017

No. [ ]	U.S. $[ ]

CUSIP: [            ]

ISIN: [            ]

InterMune, Inc., a company duly incorporated and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [—] United States Dollars ($[—]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) on December 15, 2017.

The issue date of this Note is [—].

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to redeem this Note under certain circumstances, provisions giving the Holder the right to convert this Note into Common Stock of the Company and to the ability and obligation of the Company to purchase this Note upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

INTERMUNE, INC.

By:
Name:
Title:
Date:

TRUSTEE’S CERTIFICATION OF AUTHENTICATION THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Notes described in the within-mentioned Indenture.

By:
Name:
Authorized Signatory
Date:

[FORM OF REVERSE SIDE OF NOTE]

InterMune, Inc.

2.50% Convertible Senior Notes due 2017

This Note is one of a duly authorized issue of 2.50% Convertible Senior Notes due 2017 (the “Notes”) of the Company issued under an Indenture, dated as of September 19, 2011 (as amended, modified and supplemented by the Second Supplemental Indenture dated January 22, 2013 (the “Second Supplemental Indenture”), the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the Note include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Note. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.	Interest.

This Note shall bear interest at a rate of 2.50% per annum on the principal amount. Interest on this Note shall accrue from the date of issuance or from the most recent date to which interest has been paid or duly provided for, as the case may be. Interest will be payable semi-annually, in arrears, on each June 15 and December 15, beginning on June 15, 2013, to the person in whose name a Note is registered at the Close of Business on the immediately preceding June 1 and December 1, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no interest (including Additional Interest, if any) will accrue for the intervening period.

Interest (including Additional Interest, if any) will cease to accrue on the Notes upon their Stated Maturity, conversion, redemption or repurchase by the Company at the option of the Holder upon the occurrence of a Fundamental Change.

2.	Method of Payment.

Payment of the principal of the Notes shall be made at the office or agency of the Paying Agent, Registrar and Conversion Agent designated by the Company in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, in accordance with Section 3.01(c) of the Second Supplemental Indenture.

3.	Paying Agent, Registrar and Conversion Agent.

Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change the Paying Agent, Registrar and Conversion Agent without prior notice to the Holders of the Notes. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent.

4.	Indenture.

The Notes are general unsecured senior obligations of the Company. The Indenture does not limit the ability of the Company to incur other debt, secured or unsecured.

5.	Redemption at the Option of the Company.

The Notes are redeemable in whole, or from time to time in part, at any time on or after June 20, 2015 at the option of the Company if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending within ten Trading Days immediately prior to the date of the Notice of Redemption exceeds 130% of the applicable Conversion Price in effect on each such Trading Day. The Redemption Price shall be payable in cash and shall be equal to 100% of the principal amount of Notes being redeemed, plus accrued and unpaid interest (including Additional Interest, if any), if any to, but excluding, the Redemption Date. No sinking fund is provided for the Notes.

6.	Purchase by the Company at the Option of the Holder Upon a Fundamental Change.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of any Holder, all or any portion of the Notes held by such Holder upon a Fundamental Change in principal amounts of $1,000 or integral multiples of $1,000 at the Fundamental Change Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent, and the Paying Agent must receive, a Fundamental Change Repurchase Notice containing the information set forth in the Indenture, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Notes to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw (in whole or in part) any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

7.	Conversion.

Subject to the provisions of the Indenture (including without limitation the conditions of conversion of Notes set forth in Article 5 of the Second Supplemental Indenture), the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding September 15, 2017, and (ii) on or after September 15, 2017, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Stated Maturity, to convert this Note or a portion of this Note such that the principal amount of this Note that is not converted equals $1,000 or an integral multiple of $1,000 in excess thereof into an amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, determined in accordance with Article 5 of the Supplemental Indenture.

No fractional shares of Common Stock will be issued upon any conversion. The Company shall make payment of an amount in cash, as provided in the Indenture, in respect of any fraction of a share of Common Stock which would otherwise be issuable upon the surrender of any Notes for conversion. Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

8.	Denominations; Transfer; Exchange.

The Notes are in fully registered form, without interest coupons, in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

10.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Notes or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing Default or Event of Default with respect to the Notes and its consequence or compliance with any provision of the Notes or the Indenture may be waived, except in certain circumstances described in the Indenture, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes in the circumstances set forth in the Indenture.

11.	Defaults and Remedies.

If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Notes then outstanding plus accrued and unpaid interest (including Additional Interest, if any), may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Notes plus accrued and unpaid interest (including Additional Interest, if any) shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.

12.	Authentication.

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

13.	Abbreviations.

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

14.	Indenture to Control; Governing Law.

To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

SCHEDULE OF EXCHANGES OF NOTES2

The following exchanges, purchases or conversions of a part of this Global Note have been made:

Date of Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian	Decrease in Principal Amount of this Global Note	Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase

[2]	This schedule is to be included only if the Note is a Global Note.

ASSIGNMENT FORM

If you want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

CONVERSION NOTICE

If you want to exercise the option to convert this Note in accordance with the terms of the Indenture referred to in this Note, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000, provided that the portion not so converted is in a minimum principal amount of $1,000):

$

If you want the share certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

The Bank of New York Mellon Trust Company, N.A.

400 South Hope Street, Suite 400

Los Angeles, California 90071

Attention: Corporate Unit

Re: InterMune, Inc. (the “Company”)

      2.50% Convertible Senior Notes due 2017

This is a Fundamental Change Repurchase Notice as defined in Section 4.01(a) of the Second Supplemental Indenture, dated as of January 22, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (the “Second Supplemental Indenture” and the Base Indenture, dated as of September 19, 2011, between the Company and the Trustee, as amended, modified and supplemented by the Second Supplemental Indenture, the “Indenture”). Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Notes:

I intend to deliver the following aggregate principal amount of Notes for purchase by the Company pursuant to Article 4 of the Second Supplemental Indenture (integral multiples of $1,000 with a minimum of $1,000):

$

I hereby agree that the Notes will be purchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture.

Signed: